UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 23, 2014

OCEANFIRST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

975 HOOPER AVENUE, TOMS RIVER, NEW JERSEY 08753

(Address of principal executive offices, including zip code)

(732)240-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

ITEM 2.02	RESULTS OF OPERATION AND FINANCIAL CONDITION

On April 24, 2014, OceanFirst Financial Corp. (the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2014. That press release is attached to this Report as Exhibit 99.1

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 24, 2014, the Company announced that, upon the expiration of Chief Executive Officer John R. Garbarino’s current employment agreements on December 31, 2014, President and Chief Operating Officer Christopher D. Maher will succeed him as President and Chief Executive Officer of the Company and its banking subsidiary, OceanFirst Bank (the “Bank”). Mr. Garbarino will remain on the Board of Directors of the Company and the Bank, on which he currently serves as Chairman.

The press release making such announcement is attached as Exhibit 99.1.

On April 23, 2014, Mr. Maher entered into an amended and restated employment agreement with each of the Company and the Bank to amend certain terms of the existing employment agreements between him and the Company and the Bank. The following is a summary of the amendments set forth in the amended and restated employment agreements, which are attached as Exhibits 10.30 and 10.31, respectively, and this summary is qualified by reference to those agreements. The remainder of Mr. Maher’s employment agreements with the Company and the Bank remain unchanged.

The employment agreements provide that Mr. Maher will be appointed President and Chief Executive Officer on January 1, 2015. Mr. Maher’s Base Salary will remain at $375,000 per annum until July 1, 2014, when it will increase to $425,000. Effective January 1, 2015, Base Salary will increase to $550,000. Thereafter Base Salary may be increased but not decreased. In addition, Mr. Maher will be entitled to receive an annual cash bonus depending on the Company’s performance against certain metrics established by the Compensation Committee from time to time. The cash bonus target will be $250,000 for 2014 and $350,000 for 2015, each with a threshold bonus of 50% of the target bonus and a maximum bonus equal to 150% of the target bonus, as more fully set forth in a separate award agreement.

Under the Company’s employment agreement, by March 31, 2015 Mr. Maher will be granted equity compensation (in the form of stock options or restricted stock awards) with a compensation expense equal to $350,000. Such restricted shares and options will vest in five equal annual installments with the first installment vesting no later than the first anniversary of the award date. In addition, under the Company’s employment agreement with Mr. Maher, Mr. Maher will be entitled to reimbursement for annual country club dues.

Each employment agreement has a term ending June 30, 2017 and provides that the agreement shall be automatically extended on July 1, 2015 and each July 1 thereafter, for an additional one year, unless written notice of non-renewal is given by the applicable Board of Directors, after conducting an annual performance evaluation, to Mr. Maher by the renewal date.

ITEM 8.01	OTHER EVENTS

In the press release described in Item 2.02, the Company announced that the Company’s Board of Directors has declared a regular quarterly cash dividend on the Company’s outstanding common stock. The cash dividend will be in the amount of $0.12 per share and will be payable on May 16, 2014 to the stockholders of record at the close of business on May 5, 2014.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS

10.30	Amended and Restated Employment Agreement between Christopher D. Maher and OceanFirst Financial Corp. dated April 23, 2014.

10.31	Amended and Restated Employment Agreement between Christopher D. Maher and OceanFirst Bank dated April 23, 2014.

99.1	Press Release dated April 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

/s/ Michael Fitzpatrick
Michael Fitzpatrick
Executive Vice President and
Chief Financial Officer

Dated: April 25, 2014

Exhibit Index

Exhibit	Description

10.30	Amended and Restated Employment Agreement between Christopher D. Maher and OceanFirst Financial Corp. dated April 23, 2014.

10.31	Amended and Restated Employment Agreement between Christopher D. Maher and OceanFirst Bank dated April 23, 2014.

99.1	Press Release dated April 24, 2014.